Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned officers of Foundation Medicine, Inc. (the “Company”) hereby certifies to his knowledge that the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2014 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 13, 2014

/s/ Michael J. Pellini
Michael J. Pellini, M.D.
President and Chief Executive Officer (Principal Executive Officer)

Date: November 13, 2014

/s/ Jason Ryan
Jason Ryan
Senior Vice President, Finance (Principal Finance and Accounting Officer)